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Consent of Ernst & Young LLP, Independent Auditors



We consent to the references to our firm under the captions Financial Highlights in the Prospectuses and Financial Statements in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 18 to the Registration Statement (Form N-1A) (No. 33-11419) of Delaware Group Equity Funds V, Inc. of our report dated January 13, 1997, included in the 1996 Annual Report to Shareholders.



                                                  /s/ Ernst & Young LLP
                                                  ---------------------
                                                  Ernst & Young LLP


Philadelphia, Pennsylvania
April 24, 1997